UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Eagle Rock Avenue	07068
Suite 403	(Zip Code)
Roseland, New Jersey
(Address of principal executive offices)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on the exchange on which it is registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 – Entry into a Material Definitive Agreement

On June 19, 2026, Milestone Scientific Inc. (the “Company”) entered into an agreement (the “New Osser Agreement”) effective as of April 1, 2026 (the “Effective Date”) with Leonard Osser (“Osser”), a former Chairman and Chief Executive Officer of the Company and currently the Managing Director, China Operations of the Company, and U.S. Asian Consulting Group (“U.S. Asian”), a company of which Osser is a principal and together with his wife the sole members, to amend the following agreements: (i) the Employment Agreement dated July 11, 2017 (the “Employment Agreement”) by and between the Company and Osser, (ii) the Consulting Agreement dated July 10, 2017 (the “Consulting Agreement”) by and between the Company and U.S. Asian; and (iii) the Succession Agreement dated April 6, 2021 (the “Succession Agreement” and, together with the Employment Agreement and the Consulting Agreement, the “Osser Agreements”), by and among the Company, Osser and U.S. Asian, pursuant to which the parties agreed to restructure the Employment Agreement and Consulting Agreement to provide for, among other things, (i) the overall compensation under the Employment Agreement to be reduced by $100,000 to $200,000 per year, split equally between a cash amount and an amount in shares, and (ii) the compensation under the Consulting Agreement to be increased by $100,000 to $200,000 per year, equally split between a cash amount and an amount in shares, which shares were formerly payable under the Employment Agreement.

The New Osser Agreement provides as follows:

(1) With respect to the period prior to the Effective Date: (A) in view of the changing significance of the Company’s China operations], the Consulting Agreement and the Succession Agreement (to the extent related to the Consulting Agreement but not the Employment Agreement) was cancelled and terminated, without any further responsibility of the Company for any payments of compensation or other amounts or benefits thereunder, whether in shares or cash, arising or accruing thereunder), and (B) all compensation and other amounts and benefits owed by the Company under the Employment Agreement were waived by Osser, subject to, and conditioned upon, the full and complete (x) payment of an aggregate of $64,080 past due amounts, (y) payment of $75,000 as a 1099 catch-up in respect of the period from July 2025 to March 2026, and (D) reimbursement of certain expenses for China travel and related expenses. The $50,000 of shares earned under the Osser Agreements on or before March 31, 2026 are to be deliverable to Osser in accordance with the applicable terms thereof; all shares earned in respect of any period thereafter were forfeited; and

(2) With respect to the period from and after the Effective Date and through the expiration of the Employment Agreement on July 17, 2027 (such period, the “Employment Term” and such date, the “Expiration Date”): the Employment Agreement was modified to the extent necessary to provide as follows: (A) the change in status of Osser to the Advisor to the Chief Executive of the Company, (B) in full payment for services to be rendered by Osser to the Company during the Employment Term, Osser will be entitled to base compensation, payable in cash, less applicable withholding, at the annual rate of $48,000 per year, and (C) the continuation of his health benefits for himself and his wife and his car allowance (subject to certain caps).

Pursuant to the New Osser Agreement, Osser and his wife also entered into lock-up agreements (each a “Lock-Up Agreement”), restricting the transfer of their shares of the Company through April 20, 2027; provided, that such Lock-Up Agreement does not restrict the transfer of 363,339 shares for which the legends had previously been removed.

If the Company terminates Osser’s employment without cause (other than due to death or disability), or if Osser terminates his employment for good reason (each as defined in the applicable agreement), or any payments due under the New Osser Agreement shall not be made within thirty (30) days beyond the scheduled payment date (other than due to termination for death, disability or cause), he is entitled to receive (i) any amounts payable under the New Osser Agreement prior to such termination, and (ii) a lump sum payment equal to all base salary, car allowance and/or healthcare payments not so paid from the effective date of termination or default, as applicable, through July 10, 2027, in lieu of any payments under any of the Osser Agreements arising in connection with the termination of Osser’s employment or service relationship for any reason or due to the default by the Company.

A copy of the New Osser Agreement and the form Lock-Up Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The foregoing description of the material terms of the New Osser Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation. Shanth Thiyagalingam, a member of the Board of Directors (the “Board”) since 2025, was nominated to continue as a director but has advised the Company that he has decided to devote his full time as chief executive officer of PainTEQ and to his family, and not to run for re-election. He has agreed to continue as a director until June 30, 2025.

New Directors. On June 19, 2026, the Board of Directors of the Company unanimously appointed, by the directors in attendance, Kelly Ulto and Greg Shilling as independent directors of the Company.

Ms. Ulto is currently a Clinical Professor at the Gabelli School of Business at Fordham University, where she focuses on audit, analytics, and financial reporting. Prior to joining Fordham University in 2004, Ms. Ulto was a Senior Manager in the Audit Practice at KPMG LLP, a global accounting and professional services firm. Ms. Ulto received a Bachelor of Science, Public Accounting, from Fordham University, and a Master of Business Administration from Iona University. She is a Certified Public Accountant with over 30 years of experience in audit, financial reporting, internal controls, and risk oversight.

Mr. Shilling is currently Partner and General Manager of 121G and 10Bridge, technology consulting and services organizations focused on digital transformation, software development, cybersecurity, and data interoperability. Prior to founding these organizations, Mr. Shilling spent more than 17 years with Greenway Health in senior executive roles overseeing corporate development, strategic partnerships, enterprise sales, and marketing. Mr. Shilling is a seasoned technology executive and entrepreneur with more than 30 years of leadership experience across healthcare technology, software, interoperability, artificial intelligence, cybersecurity, SaaS, value-based care, and corporate governance. He holds a Bachelor of Science in Finance from Auburn University.

The Board has determined that Ms. Ulto is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The committees of the Board of Directors to which Ms. Ulto and Mr. Shilling have been appointed are as follows:

Kelly Ulto: Audit Committee (Chair); Compensation Committee; and Nominating and Corporate Governance Committee; and

Greg Shilling: Compensation Committee (Chair); Audit Committee; and Nominating and Corporate Governance Committee.

The Board has determined that Ms. Ulto is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. In addition, the Board has determined that Ms. Ulto and Mr. Shilling each is independent within the meaning of the listing standards of NYSE American and the applicable rules of the Securities and Exchange Commission, including Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The foregoing disclosure is provided pursuant to Item 5.02(d) of Form 8-K.

Executive Chairman. On June 19, 2025, the Board, with Benedetta Casamento not in attendance, determined, in view of the increased role played, and to continue to be played, by Ms. Casamento in the business and affairs of the Company, to approve the recommendation of the Compensation Committee, electing Ms. Casamento as Executive Chairman. Prior to becoming Executive Chairman, Ms. Casamento has been the Chairman of the Board of the Company as an independent director, devoting substantial time and effort to the Company. As Executive Chairman, she is expected to enhance executive leadership, strategic oversight, investor engagement, and corporate development support for the Company. Her duties and responsibilities as Executive Chairman include, without limitation, working collaboratively with the Chief Executive Officer and senior management to establish and execute the Company’s strategic objectives, supporting corporate development initiatives, including strategic partnerships, acquisitions, licensing opportunities, and commercial growth initiatives, assisting with investor relations activities, capital markets initiatives, financing transactions, and communications with current and prospective investors, and advising management on operational, financial, regulatory, and governance matters affecting the Company. For her services as Executive Chairman, the Company has agreed to pay her, (1) a salary at the rate of $75,000 per year as supplemental cash compensation, (2) 115.385% of the amount per year she would receive each year she is Executive Chairman if she remained an independent director and for being the chair and member of the committees she was chair and a member for such period (the “Director Equivalent”), in equity awards, in lieu of the equity she had previously been receiving as compensation in respect of such Board and committee service, and otherwise with the same vesting and other terms as awards of equity to directors for such Board and committee service, and (3) a one-time grant of $100,000 of shares of restricted common stock of the Company vesting on July 1, 2026. For the current year, the amount referred to in clause (1) above shall be $75,000, based on the Director Equivalent of $65,000. As Executive Chairman, Ms. Casamento would also be entitled to participate in the employee benefit plans and programs of the Company in which other senior executives of the Company participate, subject to eligibility requirements, enrollment criteria, and the other terms and conditions of such plans and programs. Ms. Casamento is no longer considered an independent director, and she resigned from the committees on which she served.

On June 24, 2026, Ms. Casamento and the Company entered into an employment letter agreement with respect to her status as Executive Chairman. The foregoing description of the material terms of such letter agreement does not purport to be complete and is qualified in its entirety by reference to such agreement as Exhibit 10.3 hereto.

As previously disclosed in the Form 10-K filed by the Company on April 15, 2025 (the “2024 10-K”), on April 9, 2025, the Company issued a series of promissory notes (the “Convertible Bridge Notes”) in the aggregate amount of $800,000 to certain directors, including $200,000 to Ms. Casamento. The Convertible Bridge Notes are due April 9, 2028, and bear interest at the annual rate of prime less 2.50% (but not less than zero), payable annually. All principal and interest is payable in cash and/or shares of Common Stock at the sole discretion of the Company. The notes are convertible into shares of Common Stock by the holder at any time and by the Company at maturity. If the Company sells equity securities in an equity financing for gross proceeds in excess of $4,000,000, the holders may request repayment of their notes in either cash, shares of Common Stock or a combination of cash and shares; provided, that the holders would then be entitled to receive only so much cash as the net proceeds to the Company in such sale of equity securities, after payment of other indebtedness and other uses (other than working capital) specified as a use of the proceeds in the relevant offering or disclosure documentation, shall be in excess of the Company’s needs. The conversion rate for any issuance of shares of Common Stock is at the then fair value of a share of Common Stock, but not less than $0.50. The notes are unsecured and have typical default terms.

As previously disclosed in the Form 8-K filed by the Company on April 21, 2026, on April 20, 2026, the Company entered into a securities purchase agreement with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of an aggregate of 7,962,963 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share, and (ii) one warrant to purchase one share of Common Stock. The purchase price paid by the Purchasers for each Unit is $0.27. Certain directors and officers participated in the Private Placement, purchasing an aggregate of $150,000 of Units for cash and converting into Units a total of $351,000 in respect of Convertible Bridge Notes evidencing loans they made to the Company in 2025, in each case at the same price and (except for such conversion of loans) on the same terms as all other securities offered in the Private Placement. Ms. Casamento participated in the Private Placement by converting $87,750 of her Convertible Bridge Note.

In connection with approval of the Private Placement, and pursuant to Section 144 of the Delaware General Corporation Law (the “DGCL”), on April 13, 2026 an independent committee of the Board of Directors appointed in accordance with Section 144 of the DGCL, approved an amendment of the Convertible Bridge Notes, solely to the extent necessary and solely with respect to the portion thereof to be applied as consideration in the Private Placement, to permit the conversion and application of a portion thereof as purchase price for the securities of the Company in the Private Placement, including the amendment of the $0.50 conversion floor therein to $0.27, at the same price and on the same other terms as third party investors in the Private Placement, provided that, in order for the Company to be in compliance with the NYSE American’s 20% Rule, the amount of Convertible Bridge Notes converted was limited as necessary to comply with applicable NYSE American shareholder approval requirements, after the Company first accepts cash consideration in the Private Placement. The unconverted portion of the Convertible Bridge Notes were amended and restated with the $0.50 pre-existing conversion floor but to reflect that the $4,000,000 conversion threshold can be reached on a cumulative basis, including the Private Placement, rather than a single equity financing.

The foregoing disclosure with respect to Ms. Casamento is provided pursuant to Item 5.02(c) of Form 8-K.

Item 7.01 — Regulation FD Disclosure

The Company issued a press release on June 25, 2026, announcing the restructuring of the Board, including the appointment of Kelly Ulto and Greg Shilling as independent directors of the Company, and the election of Benedetta Casamento as Executive Chairman. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement With respect to Compensation and Other Arrangements, by and between Milestone Scientific Inc., Leonard Osser and U.S. Asian Consulting Group, LLC dated as of April 1, 2026.
10.2	Form of Lock-Up Agreements by Leonard Osser and Marilyn Elson in favor of Milestone Scientific Inc.
10.3	Executive Chairman Agreement between the Company and Benedetta Casamento
99.1	Press Release, with respect to the appointment of Kelly Ulto and Greg Shilling as independent directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.

Dated: June 25, 2026	By:	/s/ Eric Hines
Eric Hines,
Chief Executive Officer